Exhibit 99.1

Contact:

Richard J. Sullivan
561-515-6163
info@gdsi.co

Global Digital Solutions Files Form 8-K, Announces Unsolicited Letter of Intent to Acquire Remington Outdoor Company, with Estimated Annual Sales of $1.25 Billion and a Purchase Price of Approximately $1.082 Billion

Form 8-K filing also provides information on proposals to acquire two additional U.S.-based companies – a technology firm with annual revenue of approximately $25 million and a distribution company with annual revenue of approximately $30 million – and a status update of GDSI’s transactions with Airtronic USA, Inc.

PALM BEACH, Fla., March 11, 2014 /PRNewswire/ -- Global Digital Solutions, Inc. (GDSI), a company that is positioning itself as a leader in providing cyber arms manufacturing, complementary security and technology solutions and knowledge-based, cyber-related, culturally attuned social consulting in unsettled areas, today filed a Form 8-K with the Securities and Exchange Commission (“SEC”) providing information regarding three proposed transactions, including an unsolicited letter of intent to acquire Remington Outdoor Company, Inc., also known as Freedom Group, Inc. (“Freedom”).  GDSI has made an unsolicited offer to purchase freedom for $1.082 billion in cash.  Freedom has estimated that its net sales for 2013 will be in the range of $1.250 billion to $1.275 billion and that its adjusted EBITDA will be in the range of $235 million to $240 million.  The Form 8-K may be accessed at www.sec.gov or on GDSI’s website at www.gdsi.co.

Richard J. Sullivan, GDSI’s Chairman and CEO, offered several reasons for optimism regarding the proposed acquisitions discussed in the Form 8-K filing and the company’s overall strategy for profitable growth going forward:

“The GDSI team is extremely excited and confident about all three of these proposed acquisitions.  There are powerful synergies between Freedom and the two other companies that will fuel our future growth along with the transformation of the cyber arms industry.  Cyber-based technologies, coupled with enhanced digital product development and distribution, will be key factors in achieving results that could match – and probably even exceed – what we were able to produce at Digital Angel Corp and Applied Digital Solutions (“Applied”).  At Applied, we saw our market capitalization reach $2.5 billion, roughly five times revenue and nearly 25 times EBITDA.

“Results like these truly represent the baseline of our expectations going forward.   As discussed previously, we plan to follow a similar acquisition strategy to the one we successfully pursued at Applied.  Under my leadership at Applied, the GDSI team successfully executed a private-to-public company roll-up totaling some 42 acquisitions and growing annual revenue from $1 million to $350 million over five years.

“This model, which takes advantage of market trends, technological advances and industry consolidations to fuel profitable growth, presents a value proposition that is perfectly suited to the military armament industry, an industry that is heavily fragmented and evolving rapidly toward a RFID/WiFi-enabled technology platform.  In this dynamic environment, we see enormous opportunity to consolidate this market with a program of targeted acquisitions, including the proposed Freedom transaction.  Technological convergence is the future in the cyber/smart arms arena and we’re eager to leverage our proven history of success by helping Freedom and others navigate the transition from analog to digital.

“Our team plans to drive unprecedented consolidation and convergence in the cyber arms arena at least in part through the acquisition strategy outlined in our Form 8-K filing and elsewhere.  We’ll also do this by leveraging technologies like GDSI Gatekeeper, which we announced on January 23, 2014.  Gatekeeper represents a revolutionary suite of technology-enhanced services that offer personalized, digital small arms safety and security solutions in commercial and military-related markets.

“The bottom line is:  Our excitement and confidence derive from the fact that we’ve done this before and we see enormous potential that we’ll be able to do it again.”

As described in the Form 8-K, GDSI has also entered into non-binding letters of intent relating to the proposed acquisitions of two privately held, U.S.-based companies.  One involves a technology and development services firm with annual revenue of approximately $25 million.  The other is a military and law enforcement supply and distribution company with annual revenue of approximately $30 million.

All three proposed acquisitions are subject to completion of due diligence, completion of satisfactory acquisition agreements and other customary conditions, including financing.

The Form 8-K also provides an update regarding GDSI’s transactions with Airtronic USA, Inc.

More About Richard J. Sullivan and Applied Digital Solutions, Inc.
Dick Sullivan is an entrepreneurial pioneer.  In 1970, he was a founding member of the management team of Manufacturing Data Systems, Inc., which listed at $7.50 per share and was sold to Schlumberger N.V. in 1980 at $65 per share. In 2001, Sullivan received the prestigious World Economic Forum's "Award for Advanced Chip Technology" presented in Davos, Switzerland.  During Sullivan's decade-long tenure as Chairman and CEO, Applied was recognized as one of the country’s fastest-growing technology companies, regularly topping the NASDAQ in trading volume. The company’s stock price rose sharply from $2.50 to $18.00 per share, reaching a peak market capitalization of approximately $2.5 billion. The company spawned two more successful public companies – Digital Angel Corporation (Amex: DIGA) and Verichip (NASDAQ: CHIP).

Continuous R&D at Applied, fueled by a series of high-tech acquisitions and steady corporate profits, yielded very impressive results, including:

●	The first-ever FDA-approved, human-implantable RFID tags that continue to be used by several foreign militaries;

●	The first proof-of-concept implanted GPS-wireless tracking device which was successfully implanted in a sheep in 2002; and

●	The first-of-their-kind GPS-wireless tracking devices still sold to and used by probation and corrections offices around the country.

In addition, Applied was the subject of two Harvard Business School case studies that are still being used in the curriculum.  The first followed the company's efforts to build a marketing plan for its Digital Angel GPS/wireless personal security device. The second study followed the successful merger of Digital Angel Corporation and Outerlink Corporation.

About Remington Outdoor Company, Inc. (Freedom Group, Inc.)
Freedom describes itself as the world's leading innovator, designer, manufacturer and marketer of firearms, ammunition and related products for the hunting, shooting sports, law enforcement and military markets. It indicates that, as one of the largest manufacturers in the world of firearms and ammunition, it has some of the most globally recognized brands including Remington®, Bushmaster® Firearms, DPMS/Panther Arms™, Marlin®, H&R®, The Parker Gun™, Mountain Khakis®, Advanced Armament Corp.®, Dakota Arms®, Para™ USA and Barnes® Bullets.  Additional information about Freedom is available by visiting www.freedom-group.com.

About Global Digital Solutions, Inc.
Global Digital Solutions is positioning itself as a leader in providing cyber arms manufacturing, complementary security and technology solutions and knowledge-based, cyber-related, culturally attuned social consulting in unsettled areas.  For more information please visit http://www.gdsi.co.

Forward Looking Statements
This press release contains “forward looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described.  In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements include statements regarding moving forward with executing the Company’s global growth strategy. The statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise, except as required by law.  We have based these forward looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company’s Registration Statement on Form 10 filed on October 7, 2013, and in our other filings with the U.S. Securities and Exchange Commission.